EXHIBIT 4.1









TUCSON ELECTRIC POWER COMPANY
1994 OMNIBUS STOCK AND INCENTIVE PLAN










TUCSON ELECTRIC POWER COMPANY
1994 Omnibus Stock and Incentive Plan

Table of Contents
                                                            Page
Section 1
Establishment, Purpose, and Effective Date of Plan

1.1     Establishment. . . . . . . . . . . . . . . . . . . . A-1
1.2     Purpose. . . . . . . . . . . . . . . . . . . . . . . A-1
1.3     Effective Date . . . . . . . . . . . . . . . . . . . A-1

Section 2
Definitions

2.1     Definitions. . . . . . . . . . . . . . . . . . . . . A-1
2.2     Gender and Number. . . . . . . . . . . . . . . . . . A-3

Section 3
Eligibility and Participation

3.1     Eligibility and Participation. . . . . . . . . . . . A-3

Section 4
Administration

4.1     Administration . . . . . . . . . . . . . . . . . . . A-3

Section 5
Stock Subject to Plan

5.1     Number . . . . . . . . . . . . . . . . . . . . . . . A-4
5.2     Lapsed Awards. . . . . . . . . . . . . . . . . . . . A-4
5.3     Adjustment in Capitalization . . . . . . . . . . . . A-4

Section 6
Duration of Plan

6.1     Duration of Plan . . . . . . . . . . . . . . . . . . A-4

Section 7
Stock Options

7.1     Grant of Options . . . . . . . . . . . . . . . . . . A-4
7.2     Option Agreement . . . . . . . . . . . . . . . . . . A-5
7.3     Exercise Price . . . . . . . . . . . . . . . . . . . A-5
7.4     Duration of Options. . . . . . . . . . . . . . . . . A-5
7.5     Exercise of Options. . . . . . . . . . . . . . . . . A-5
7.6     Payment. . . . . . . . . . . . . . . . . . . . . . . A-5
7.7     Restrictions on Stock Transferability. . . . . . . . A-5
7.8     Termination of Employment Due to Death,
        Disability, or Retirement. . . . . . . . . . . . . . A-6
7.9     Termination of Employment Other than for
        Death, Disability, or Retirement . . . . . . . . . . A-6
7.10    Non-Transferability of Options . . . . . . . . . . . A-6

                                                            Page
Section 8
Stock Appreciation Rights

8.1     Grant of Stock Appreciation Rights . . . . . . . . . A-6
8.2     Payment of SAR Amount. . . . . . . . . . . . . . . . A-6
8.3     Form and Timing of Payment . . . . . . . . . . . . . A-7
8.4     Rule 16b-3 Requirements. . . . . . . . . . . . . . . A-7
8.5     Term of SAR. . . . . . . . . . . . . . . . . . . . . A-7
8.6     Termination of Employment. . . . . . . . . . . . . . A-7
8.7     Non-Transferability of SARs. . . . . . . . . . . . . A-7

Section 9
Restricted Stock

9.1     Grant of Restricted Stock. . . . . . . . . . . . . . A-7
9.2     Transferability. . . . . . . . . . . . . . . . . . . A-7
9.3     Other Restrictions . . . . . . . . . . . . . . . . . A-7
9.4     Voting Rights. . . . . . . . . . . . . . . . . . . . A-8
9.5     Dividends and Other Distributions. . . . . . . . . . A-8
9.6     Termination of Employment Due to Retirement. . . . . A-8
9.7     Termination of Employment Due to Death or
        Disability . . . . . . . . . . . . . . . . . . . . . A-8
9.8     Termination of Employment for Reasons Other
        Than Death, Disability, or Retirement. . . . . . . . A-8

Section 10
Performance Units and Performance Shares

10.1    Grant of Performance Units or Performance Shares . .A-9
10.2    Value of Performance Units and Performance Shares. .A-9
10.3    Form and Timing of Payment . . . . . . . . . . . . .A-9
10.4    Termination of Employment Due to Death,
        Disability, or Retirement. . . . . . . . . . . . . .A-9
10.5    Termination of Employment for Other Reasons. . . . .A-9
10.6    Non-Transferability. . . . . . . . . . . . . . . . .A-9

Section 11
Discounted Stock Options

11.1    Grant of Discounted Stock Options. . . . . . . . . .A-10
11.2    Pricing of Discounted Stock Options. . . . . . . . .A-10

Section 12
Beneficiary Designation

12.1    Beneficiary Designation. . . . . . . . . . . . . . .A-10

Section 13
Rights of Employees

13.1    Employment . . . . . . . . . . . . . . . . . . . . .A-10
13.2    Participant. . . . . . . . . . . . . . . . . . . . .A-10


                                                            Page
Section 14
Change in Control

14.1    In General . . . . . . . . . . . . . . . . . . . . .A-11
14.2    Definition . . . . . . . . . . . . . . . . . . . . .A-11

Section 15
Amendment, Modification, and Termination of Plan

15.1    Amendment, Modification, and Termination of Plan . .A-12

Section 16
Tax Withholding

16.1    Tax Withholding. . . . . . . . . . . . . . . . . . .A-12
16.2    Disposition of Shares. . . . . . . . . . . . . . . .A-12

Section 17
Indemnification

17.1    Indemnification. . . . . . . . . . . . . . . . . . .A-12

Section 18
Requirements of Law

18.1    Requirements of Law. . . . . . . . . . . . . . . . .A-13
18.2    Governing Law. . . . . . . . . . . . . . . . . . . .A-13

Section 19
Funding

19.1    Funding of Plan. . . . . . . . . . . . . . . . . . .A-13

TUCSON ELECTRIC POWER COMPANY
1994 Omnibus Stock and Incentive Plan

Section 1
Establishment, Purpose, and Effective Date of Plan

     1.1 Establishment. Tucson Electric Power Company, an Arizona corporation, hereby establishes the "Tucson Electric Power Company 1994 OMNIBUS STOCK AND INCENTIVE PLAN" (the "Plan") for Employees. The Plan permits the grant of stock options, dividend equivalents, stock appreciation rights, restricted stock, performance units, and performance shares.

     1.2 Purpose. The purpose of the Plan is to advance the interests of the Company, by encouraging and providing for the acquisition of an equity interest in the success of the Company by Employees, by providing additional incentives and motivation toward superior performance of the Company, and by enabling the Company to attract and retain the services of Employees upon whose judgment, interest, and special effort and successful conduct of its operations is largely dependent.

     1.3 Effective Date. The Plan shall become effective immediately upon its adoption by the Board of Directors of the Company subject to its ratification by the shareholders of the Company and the receipt of any necessary governmental approvals.

Section 2
Definitions

     2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

          (a) "Award" means any Option, Stock Appreciation Right,
     Restricted Stock, Performance Unit or Performance Share granted under this Plan.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Committee" means the non-Employee independent directors of the Company serving on the Compensation Committee of the Board of Directors. No person, while a member of the Committee, shall be eligible for participation in the Plan, and no person shall become a member of the Committee unless such person meets the requirements for disinterested administration set forth in Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

          (e) "Company" means Tucson Electric Power Company, an
     Arizona Corporation.

          (f) "Discounted Stock Option" means an Option granted pursuant to Section 11 of the Plan.

          (g) "Disability" means a condition of total and permanent disability whereby one is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as defined by
     Section 22(e) of the Internal Revenue Code of 1986, as amended.

          (h) "Employee" means any full-time or part-time employee of the Company or one of its subsidiaries
     (including any officer or director who is also an employee) that was not hired for a specific job of limited duration, or for a position slotted for students.

          (i) "Fair Market Value" means the average of the highest and lowest sales prices of the Stock as reported on the consolidated tape for securities listed on the New York Stock Exchange on a particular date. In the event that there are no Stock transactions on such date, the Fair Market Value shall be determined by utilization of the above formula as of the immediately preceding date on which there were Stock transactions.

          (j) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan an Option may be either (i) an "incentive stock option" within the meaning of Section 422 of the Code, (ii) a "nonstatutory stock option" (an option which is not an incentive stock option) including a Discounted Stock Option, or (iii) any other type of option encompassed by the Code.

          (k) "Participant" means any Employee designated by the Committee to participate in the Plan.

          (l) "Performance Unit" means a right to receive a payment equal to the value of a Performance Unit as determined by the Committee.

          (m) "Performance Share" means a right to receive a payment equal to the value of a Performance Share as determined by the Committee.

          (n) "Period of Restriction" means the period during which shares of Restricted Stock are subject to restrictions pursuant to Section 9 of the Plan.

          (o) "Restricted Stock" means Stock granted to a Participant pursuant to Section 9 of the Plan.




          (p) "Retirement" (including "Early Retirement" and "Normal Retirement") means termination of employment on or after such Employee's early, normal or late retirement date or age as applicable under the terms of the Company's Salaried Employees Retirement Plan or the Pension Trust Plan for Employees of Tucson Electric Power Company represented by IBEW Local 1116.

          (q) "Stock" means the Common Stock of the Company, no par value.

          (r) "Stock Appreciation Right" and "SAR" mean the right to receive a payment from the Company equal to the excess of the Fair Market Value of the share of Stock at the date of exercise over a specified price fixed by the Committee, which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the specified price shall be the Option exercise price.

     2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Section 3
Eligibility and Participation

     3.1 Eligibility and Participation. All Employees are eligible to participate in the Plan. The Committee shall select and determine, in its sole discretion, those Employees who will participate in the Plan and the extent of their participation.


Section 4
Administration

     4.1 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee in good faith pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons whomsoever.


     The Committee shall have the authority, in its discretion, to determine the Employees to whom Awards shall be granted, the times when such Awards shall be granted, the number of Awards, the purchase price or exercise price, the period(s) during which such Awards shall be exercisable (whether in whole or in part), the restrictions applicable to Awards, and the other terms and provisions thereof (which need not be identical). The Committee shall have the authority to modify existing Awards, subject to
Section 15.1.

Section 5
Stock Subject to Plan

     5.1 Number. The total number of shares of Stock subject to Awards under the Plan may not exceed eight million, subject to adjustment upon occurrence of any of the events indicated in
Section 5.3. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

     5.2 Lapsed Awards. Subject to the express provisions of the Plan, if any Award granted under the Plan terminates, expires or lapses for any reason, or is paid in cash, any Stock subject to such Award again shall be Stock available for the grant of an Award. With respect to Awards made to Section 16 insiders, shares of such Stock may be reused to the maximum extent permitted under
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     5.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock available under the Plan and subject to each outstanding Award, and its stated exercise price, or the basis upon which the Award is measured shall be adjusted appropriately by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. Any adjustment to an incentive stock option shall be made consistent with the requirements of Section 424(b) of the Code.

Section 6
Duration of Plan

6.1 Duration of Plan. The Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to
Section 15 hereof, until all Awards hereunder shall have expired or terminated or shall have been exercised or fully vested, and any Stock subject thereto shall have been purchased or acquired pursuant to the provisions thereof. Notwithstanding the foregoing, no Award may be granted under the Plan after February 3, 2004.

Section 7
Stock Options

     7.1 Grant of Options. Subject to the provisions of Sections 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee may grant any type of Option to purchase Company Stock that is permitted by law at the time of grant. To the extent the aggregate Fair Market Value (determined at the time the Option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by a Participant in any calendar year (under this Plan and any other plans of the Company) exceeds $100,000, such Options shall not be deemed incentive stock options. In determining which Options may be treated as non-qualified Options under the preceding sentence, Options will be taken into account in the order of their dates of grant. No incentive stock option may be granted to any person who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. Nothing in this Section 7 of the Plan shall be deemed to prevent the grant of nonstatutory stock options in amounts which exceed the maximum established by Section 422 of the Code.

     7.2 Option Agreement. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other provisions as the Committee shall determine.

     7.3 Exercise Price. No Option shall be granted pursuant to the Plan at an Exercise price that is less than the Fair Market
Value of the Stock on the date the Option is granted, except
Discounted Stock Options described in Section 11.

     7.4 Duration of Options. Each Option shall expire at such time or times as the Committee shall determine at the time it is granted, provided, however, that no Option shall be exercisable later than ten years from the date of its grant.

     7.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.

     7.6 Payment. The purchase price of Stock upon exercise of any Option shall be paid in full either (i) in cash, (ii) in Stock valued at its Fair Market Value on the date of exercise, or
(iii) by a combination of (i) and (ii) at the discretion of the Committee. The Committee in its sole discretion may also permit payment of the purchase price upon exercise of any Option to be made by (i) having shares withheld from the total number of shares of common stock to be delivered upon exercise or (ii) delivering a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. The proceeds from payment of option prices shall be added to the general funds of the Company and shall be used for general corporate purposes.

     7.7 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

     7.8 Early Termination of Options on Employment Due to Death, Disability, or Retirement. If a Participant holds any outstanding Option upon a termination of employment due to death, Disability or Retirement, such Option shall remain exercisable and shall continue to vest following such termination of employment in accordance with its terms until the earlier of (i) the expiration date of the term of the Option, or (ii) the last date on which such Option is exercisable as specified below, after which date such Option shall terminate.

          (a) Death or Disability. If the termination of employment is due to the Participant's death or Disability, any outstanding Option then held by such Participant shall continue to be exercisable (subject to clause (c) below) until twelve (12) months following the Participant's termination of employment.

          (b) Retirement. If the Participant's termination of employment is due to Retirement, any outstanding Option then held by such Participant shall continue to be exercisable (subject to clause (c) below) for three (3) years after such Participant's termination of employment.

          (c) ISO Limit. Notwithstanding the foregoing, in the case of an incentive stock option, the favorable tax treatment described in Section 422 of the Code shall not be available if such Option is exercised after three (3) months following a termination of employment due to Retirement

     7.9 Early Termination of Options on Termination of Employment Other than for Death, Disability, or Retirement. If a Participant holds any outstanding Option upon termination of employment due to a reason other than death, Disability or Retirement, such Option shall remain exercisable and shall continue to vest following such termination of employment until the earlier of (i) the expiration of the term of the Option, or
(ii) the last date on which such Option is exercisable as specified below, after which date such Option shall terminate.
          (a) Resignation, Layoff and Other Events. If the Participant's termination of employment is due to any reason other than the Participant's death, Disability, Retirement or the action of the company for cause, as determined (either before or after such event) by the Committee in its sole discretion, any outstanding Option then held by such Participant shall continue to be exercisable for three (3) months following such Participant's termination of employment.

          (b) Termination by the Company For Cause. If the Participant's employment is terminated by action of the Company for cause, as determined (either before or after such event) by the Committee in its sole discretion, any outstanding Option held by such Participant shall terminate immediately upon such Participant's termination of employment. Termination for cause is defined as termination for conduct that would be punishable as a felony if such conduct occurred outside the workplace, or conduct that could be damaging to either the Company's reputation or financial status. The Committee has the authority to make the final determination as to whether a termination is for cause for purposes of the Plan.

     7.10 Non-Transferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. Further, all incentive stock options granted to a Participant under the Plan shall be exercisable only by such Participant during his lifetime.

Section 8
Stock Appreciation Rights

     8.1 Grant of Stock Appreciation Rights. Subject to the provisions of Sections 5 and 6, Stock Appreciation Rights
("SARs") may be granted to Participants at any time and from time to time as shall be determined by the Committee. An SAR grant shall be in writing.

     8.2 Payment of SAR Amount. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

          (a) The difference between the Fair Market Value of a share of Stock at the date of exercise over the price fixed by the Committee at the date of grant, by
          (b) The number of shares with respect to which the SAR is exercised.

     8.3 Form and Timing of Payment. At the sole discretion of the Committee, payment for SARs may be made in cash or Stock, or in a combination thereof.

     8.4 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Exchange Act.

     8.5 Term of SAR. The term of an SAR granted under the Plan shall not exceed ten years.

     8.6 Termination of Employment. In the event the employment of a Participant is terminated by reason of death, Disability, Retirement, or any other reason, any SARs outstanding shall terminate in the same manner as specified for Options under Sections 7.8 and 7.9 herein.

     8.7 Non-Transferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder. Further, all SARs granted to a Participant under the Plan shall be exercisable only by such Participant during his lifetime.

Section 9
Restricted Stock

     9.1 Grant of Restricted Stock. Subject to the provisions of Sections 5 and 6, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. Each grant of Restricted Stock shall be in writing.

     9.2  Transferability. Except as provided in Section 9.6 and
9.7 hereof, or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Restricted Stock grant, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock grant.

     9.3 Other Restrictions. The Committee shall impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities law, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

     9.4  Voting Rights. Participants holding shares of
Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Period of Restriction.

     9.5 Dividends and Other Distributions. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restric-tions on transferability as the shares of Restricted Stock with respect to which they were paid.

     9.6 Termination of Employment Due to Retirement. In the event that a Participant attains normal retirement age under the Company's Salaried Employees Retirement Plan or the Pension Trust Plan for Employees of Tucson Electric Power Company represented by IBEW Local 1116, the Period of Restriction applicable to the Restricted Stock pursuant to Subsection 9.2 hereof shall automatically terminate and, except as otherwise provided in Subsection 9.3, the shares of Restricted Stock shall thereby be free of restrictions and freely transferable. In the event that a Participant terminates his employment with the Company because of Early Retirement under the Salaried Employees Pension Plan, any shares of Restricted Stock still subject to restrictions shall be forfeited and returned to the Company; provided, however, that the Committee in its sole discretion may waive the restrictions remaining on any or all shares of Restricted Stock or add such new restrictions to those shares of Restricted Stock as it deems appropriate.

     9.7 Termination of Employment Due to Death or Disabili-ty. In the event a Participant terminates his employment with the Company because of death or Disability during the Period of Restriction, the restrictions applicable to the shares of Restricted Stock pursuant to Section 9.2 hereof shall terminate automatically with respect to that number of shares (rounded to the nearest whole number) equal to the number of shares of Restricted Stock granted to such Participant multiplied by the number of full months which have elapsed since the date of grant divided by the maximum number of full months of the Period of Restriction. All remaining shares still subject to restrictions shall be forfeited and returned to the Company; provided, however, that the Committee in its sole discretion, may waive the restrictions remaining on any or all such remaining shares.

     9.8 Termination of Employment for Reasons Other Than Death, Disability, or Retirement. In the event that a Participant terminates his employment with the Company for any reason other than those set forth in Sections 9.6 and 9.7 hereof during the Period of Restriction, then any shares of Restricted Stock still subject to restrictions at the date of such termination automati-cally shall be forfeited and returned to the Company; provided, however, that, in the event of an involuntary termination of the employment of a Participant by the Company, the Committee in its sole discretion may waive the automatic forfeiture of any or all such shares and/or may add such new restrictions to such shares of Restricted Stock as it deems appropriate.

Section 10
Performance Units and Performance Shares

     10.1 Grant of Performance Units or Performance
Shares. Subject to the provisions of Sections 5 and 6, Performance Units or Performance Shares may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant.

     10.2 Value of Performance Units and Performance Shares. Each Performance Unit and each Performance Share shall have a value determined by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the ultimate value of the Performance Unit or Performance Share to the Participant. The time period during which the performance goals must be met shall be called a performance period and shall be determined by the Committee.

     10.3 Form and Timing of Payment. Payment shall be made in cash, Stock, or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

     10.4 Termination of Employment Due to Death, Disability, or Retirement. In the case of death, Disability, or Retirement, the holder of a Performance Unit or Performance Share (or his beneficiary in the event of death) shall receive pro rata payment based on the number of months' service during the performance period but based on the achievement of performance goals during the entire performance period. Payment shall be made at the time payments are made to Participants who did not terminate service during the performance period.

     10.5 Termination of Employment for Other Reasons. In the event that a Participant terminates employment with the Company for any reason other than death, Disability or Retirement, all Performance Units and Performance Shares shall be forfeited; provided, however, that in the event of an involuntary termination of the employment of the Participant by the Company, the Committee in its sole discretion may waive the automatic forfeiture provisions and pay out on a pro rata basis as set forth in Section 10.4.

     10.6 Non-Transferability. No Performance Units or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, until the termination of the applicable performance period. All rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall be exercisable only by such Participant during his lifetime.

Section 11
Discounted Stock Options

     11.1 Grant of Discounted Stock Options. Subject to the provisions of Sections 5 and 6 of the Plan, Discounted Stock Options may be granted to Participants hereunder. Such Discounted Stock Options shall satisfy each of the requirements set forth in
Section 7 hereof and the other provisions of this Plan which are applicable to Option awards which are not intended to be incentive stock options, except Section 7.3 of the Plan (which requires the exercise price of an Option to be not less than the Fair Market Value of the Stock covered by the Option).



     11.2 Pricing of Discounted Stock Options. The exercise price of a Discounted Stock Option shall be determined by the Committee and set forth in the stock option agreement with the Participant, but in no event shall such price be less than the greater of $1.00 or 25 percent of the Fair Market Value of the Stock covered by the Option on the date the Discounted Stock Option is granted.

Section 12
Beneficiary Designation

     12.1 Beneficiary Designation. Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

Section 13
Rights of Employees

     13.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

     13.2 Participant. No Employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

Section 14
Change in Control

     14.1 In General. In the event of a change in control of the Company as defined in Section 14.2 below, all Awards under the Plan shall vest 100%. All Performance Units and Performance Shares shall be paid out based upon the extent to which performance goals during the performance period have been met up to the date of the change in control, or at target, whichever is higher. Restrictions on Restricted Stock shall lapse. Options and SAR's shall be immediately exercisable by the holder.

     14.2 Definition. For purposes of the Plan, a "change in control" shall mean any of the following events:

          (i) the Company receives a report on Schedule 13D filed with the Securities and Exchange Commission pursuant to
     Section 13(d) of the Exchange Act disclosing that any person, group, corporation or other entity is the beneficial owner directly or indirectly of thirty percent or more of the outstanding Common Stock of the Company;

          (ii) any person (as such term is defined in Section 13(d) of the Exchange Act, group, corporation or other entity other than the Company or a wholly-owned subsidiary of the Company, purchases shares pursuant to a tender offer or exchange offer to acquire any common stock of the Company (or securities convertible into common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person, group, corporation or other entity in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of thirty percent or more of the outstanding Common Stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire common stock);

          (iii) the stockholders of the Company approve (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or

          (iv) there shall have been a change in a majority of the members of the Board of Directors of the Company within a 24 month period unless the election or nomination for election by the Company's stockholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 24 month period.

Section 15
Amendment, Modification, and Termination of Plan

     15.1 Amendment, Modification, and Termination of Plan. The Board at any time may terminate, and from time to time may amend or modify the Plan, provided, however, that any such action of the Board, shall be subject to approval of the shareholders, to the extent required by law.

     No amendment, modification, or termination of the Plan or any Award under the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the holder thereof.

Section 16
Tax Withholding

     16.1 Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award under the Plan.

     To the extent permissible under applicable tax, securities, and other laws, the Company may, in its sole discretion, permit the Participant to satisfy a tax withholding requirement by (i) using already owned shares; (ii) through a cashless transaction; or (iii) directing the Company to apply shares of stock to which the Participant is entitled as a result of the exercise of an option or the lapse of a Period of Restriction (including, for this purpose, the filing of an election under Section 83(b) of the Code), to satisfy such requirement.

     16.2 Disposition of Shares. In the event that a Participant shall dispose (whether by sale, exchange, gift, the use of a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, or any like transfer) of any shares of Common Stock of the Company (to the extent such shares are deemed to be purchased pursuant to an incentive stock option) acquired by him within two years of the date of grant of the related option or within one year after the acquisition of such shares, he will notify the secretary of the Company no later than 15 days from the date of such disposition of the date or dates and the number of shares disposed of by him and the consideration received, if any, and, upon notification from the Company, promptly forward to the secretary of the Company any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by delay in making such payment) incurred by reason of such disposition.

Section 17
Indemnification

     17.1 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 18
Requirements of Law

     18.1 Requirements of Law. The granting of Awards and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     18.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Arizona.

Section 19
Funding

     19.1 Funding of Plan. Except in the case of Awards of Restricted Stock, the Plan shall be unfunded. The Company shall not be required to segregate any of its assets to assure the payment of any Award under the Plan. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder. The interest of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Company.